                                                            Exhibit 20.1
                                                            ------------



                                                            NEWS RELEASE
      CONTACT:

      Media Relations                      Investor Relations
      Courtney Darby/Melissa Fox           Joseph Jaffoni
      Middleberg + Associates              Jaffoni & Collins Incorporated
      (212) 699-2545/2552                  (212) 835-8500
      courtney@middleberg.com              mltx@jcir.com
      -----------------------              -------------
      melissa@middleberg.com
      ----------------------


          Shareholders Approve Multex.com Acquisition of Market Guide
            To Create Internet's Leading Investment Research Network

                          - Names New Board Members -

      NEW YORK, September 22, 1999 -- Multex.com, Inc. (Nasdaq: MLTX) and Market Guide Inc. (Nasdaq: MARG) announced that shareholders of both companies voted today to approve Multex.com's acquisition of Market Guide. The acquisition will create one of the Web's leading investment research networks, serving hundreds of brokerage firms, Internet portals and financial Web sites, and millions of investors worldwide. Under the terms of the acquisition agreement, Market Guide shareholders will receive one share of Multex.com for each share of Market Guide common stock they own. The closing of the acquisition is expected to be completed tomorrow.

      Multex.com also announced that the President and Chief Executive Officer of Market Guide, Homi Byramji, has joined Multex.com's board of directors. Separately Multex.com also reported that its President, James M. Tousignant has also been named to the Board; the two appointments increase the size of the Multex.com board to eight members.

      "By combining two of the Internet's leading financial content companies, we will create what we believe is the Internet's largest and fastest growing interactive financial network, bringing hundreds of merchants of financial services and content together with millions of investors worldwide", said Multex.com CEO and Chairman Isaak Karaev. "This combination substantially increases and leverages our complimentary Internet distribution partnerships, business models, proprietary content, audience reach and technology platforms. The acquisition will also dramatically expand the quantity and scope of Multex.com's proprietary financial content and analysis, strengthening the Company's position as the leading investment research network on the Internet for investors."

      "We expect to move swiftly to integrate the management, staff, and operations of Market Guide into Multex.com", said James M. Tousignant, President of Multex.com. "We also expect to move quickly to integrate Market Guide's proprietary financial databases into our business-to-business services, including MultexNET and Multex Research-on-Demand, as well as our business-to-consumer services, MultexEXPRESS and The Multex Investor Network."

      "This transaction is a win-win for both Multex.com and Market Guide shareholders, as well as the growing number of individual and institutional investors who increasingly rely on the Internet for premiere content available through a wide range of online distribution partners", said Homi Byramji, President of Market Guide. "Multex.com will now supply more portals and financial Web sites with high quality investment information, including brokerage research, earnings estimates and company fundamental data, than any other financial content provider. In addition, Multex.com's expanded network of Internet distribution partners will enable millions of individual and institutional investors worldwide to access Market Guide's leading content.''

      Shareholders Approve Multex.com Acquisition of Market Guide, 9/22/99

      It is expected that Multex.com's investment research and earnings estimates will soon be available through Market Guide's Web site (http://www.marketguide.com) as well as through its over 100 leading Internet distribution partners, which include leading brands such as America Online, Ameritrade, Bridge Information Systems, CBS MarketWatch, Charles Schwab & Co., CNNfn, E-Trade, FactSet Research Systems, Reuters, The Motley Fool, The Street.com, Wall Street Journal Interactive, Waterhouse Securities and Yahoo!.

      Based on the number of shares of Market Guide Common Stock and options to purchase shares of Market Guide Common Stock outstanding, Multex.com will issue approximately 4,865,000 shares and assume Market Guide options representing the right to purchase approximately 655,000 shares of Multex.com Common Stock. Upon consummation of the acquisition, Multex.com will have approximately 30.5 million fully diluted common shares outstanding. Market Guide Inc. is retaining its key management and will be operated as a wholly owned subsidiary of Multex.com, Inc.

      At the Multex.com shareholder meeting, shareholders also approved an amendment to the Company's certificate of incorporation to increase the size of the Company's board of directors to a maximum of eleven members and an amendment to the Company's 1999 Stock Option Plan increasing the number of shares reserved for issuance thereunder by 2,500,000.

      About Multex.com

      Multex.com (http://www.multex.com) is a leading provider of online investment research and information services designed to meet the needs of individual and institutional investors, including investment banks, brokerage firms and corporations. Multex.com's services enable timely online access to over 1.5 million research reports and other investment information on over 26,000 companies published by more than 550 investment banks, brokerage firms and third-party research providers worldwide. More than 1,500,000 individual investors, institutional investors and financial professionals, including mutual fund managers, portfolio managers, brokers and their clients have access to Multex.com's services. The Multex Investor Network (http://www.multexinvestor.com) is an Internet service targeting the rapidly growing online individual investor market.

      About Market Guide

      Market Guide Inc., the benchmark for quality financial information, is the leader in providing the broadest coverage of professional grade financial data over the Internet. Market Guide supplies more professional Web sites with quality investment data than any other database and software company. Market Guide specializes in the compilation, integration, display and delivery of a superior quality database of descriptive and analytic information on over 12,000 publicly traded domestic and foreign corporations. Well known to professional investors for 16 years, the company distributes its services through more than 100 online vendors and independent finance oriented web sites including, ADP, AltaVista, America Online, Ameritrade Holding Corp., Bridge Information Systems, Briefing.com, CNNfn, Charles Schwab & Co., DBC, FactSet Research Systems, Individual Investor Group, National Discount Brokers Group, One Source, PC Quote, Pointcast, Quote.com, Reuters, Telemet America, The Motley Fool, TheStreet.com, Track Data, Wall Street Journal Interactive, Wall Street Source, Waterhouse Securities and Yahoo!, as well as through its own Web site - The Market Guide Investment Center (http://www.marketguide.com).

                                      ###

      Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned that such forward-looking statements involve significant risks and uncertainties. Actual results may differ materially from those in the forward-looking statements due to a number of factors, including and without limitation: (i) risks involved in assimilating Market Guide, risks involved in integrating, retaining and motivating key Market Guide personnel, risks related to integrating and managing geographically-dispersed operations, risks related to integrating the technologies and infrastructures of the companies, and risks related to the acceptance by Market Guide's customers of the acquisition; (ii) risks inherent in Market Guide's business, such as its dependence on maintaining relationships with key customers; (iii) the risk that Market Guide's customers and distribution partners will not utilize any additional services of the combined company; (iv) risks relating to the achievement by Multex.com of new revenues from Market Guide's operations; and (v) risks relating to Multex.com's ongoing operations as detailed in Multex.com's filings from time to time with the Securities and Exchange Commission. Multex.com does not assume any obligation to update the forward-looking information contained in this press release.